UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2021

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2021, the board of directors of Capital Southwest Corporation (the “Company”) approved the promotion of Joshua S. Weinstein from a Managing Director to a Senior Managing Director of the Company.

Mr. Weinstein, 43, joined the Company as a Principal in 2015 to support the firm’s credit-focused investment activities, and was promoted to Managing Director in 2017. Mr. Weinstein came to the Company from H.I.G. WhiteHorse, where he was a Principal responsible for all aspects of the investment process including sourcing, structuring, analyzing and monitoring middle market credits. Prior to H.I.G. WhiteHorse, Mr. Weinstein was a Vice President of WhiteHorse Capital Partners, L.P., a leading credit investor and manager of syndicated first and second lien loans and held analyst positions with Morgan Stanley and Citigroup. He earned a Bachelor of Arts in Economics/Mathematics from Columbia University, a MBA degree from the Marshall School of Business at the University of Southern California and holds the Chartered Financial Analyst designation.

Mr. Weinstein will receive a base salary consistent with the Company’s current executive compensation practices and will continue to receive benefits materially similar to those disclosed in the Company’s proxy statement filed in connection with its 2020 annual meeting of shareholders.

There are no current or proposed transactions between the Company and Mr. Weinstein or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2021

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President